OFFICE OF THE SECRETARY OF STATE

                               STATE OF OKLAHOMA
                                     [SEAL]

                                   CERTIFICATE

      I THE UNDERSIGNED, Secretary of State, of the State of Oklahoma do hereby certify that, to the date of this certificate, the attached is a true and correct copy of the document of file as described below of:

                                 NAME OF ENTITY
                          LASER ENERGETICS CORPORATION


DOCUMENT TYPE                             DOCUMENT FILING DATE
Amended Certificate of Incorporation      June 01, 2005
with Increase in Stock


                                     IN TESTIMONY WHEREOF, I hereunto
                                     set my hand and affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City, this 1st, day of June, 2005.
            [SEAL]

                                                 /s/ [ILLEGIBLE]
                                          ------------------------------
                                               Secretary Of State

                        OFFICE OF THE SECRETARY OF STATE

                               STATE OF OKLAHOMA
                                     [SEAL]

                                    AMENDED
                          CERTIFICATE OF INCORPORATION

WHEREAS, the Amended Certificate of Incorporation of

                          LASER ENERGETICS CORPORATION

      has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                         Filed in the city of Oklahoma City this
                                         1st day of June, 2005

                [SEAL]
                                                    /s/ [ILLEGIBLE]
                                             ------------------------------
                                                  Secretary Of State

                                    AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             HAPPY FOOD CORPORATION

TO THE SECRETARY OF STATE, STATE OF OKLAHOMA:

      The undersigned, the President of Happy Food Corporation (the "Corporation"), hereby certifies that:

      1. The Board of Directors of the Corporation at a meeting duly held on May 26, 2005, adopted a resolution to amend the Certificate of Incorporation, as originally filed and amended, which was duly approved by a majority of the shareholders of the Corporation on May 26, 2005. The number of votes cast by the shareholders were sufficient for approval, as follows:

      A.    The former Article 1 of the Certificate of Incorporation read:

            "The name of this Corporation is: Happy Food Corporation"

      Article 1 is superseded and fully replaced as follows:

      "The name of this Corporation is: Laser Energetics Corporation."

      B.    The former Article 5 of the Certificate of Incorporation read:

            "The total number of shares of stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares, of which Nine Million Five Hundred Thousand (9,500,000) shares shall be common stock of a par value of one-tenth of a cent ($0.001) each, amounting to an aggregate of Nine Thousand Five Hundred and No/100 Dollars ($9,500.00) and of which Five Hundred Thousand (500,000) shares shall be preferred stock with a par value of one-tenth of a cent ($0.001) each, amounting to an aggregate of Five Hundred and No/100 Dollars ($500.00).

            The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors."

      Article 5 is superseded and fully replaced as follows:

            "5. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Twenty-Two Million shares (222,000,000) of which Two Hundred Million (200,000,000) shares shall be common stock of a par value of $0.001 each ("Class A Common Stock"), amounting to an aggregate of Two Hundred Thousand Dollars ($200,000), of which Twenty Million

            (20,000,000) shares shall be Class B Common Stock of a par value of $0.001 each, amounting to an aggregate of Twenty Thousand Dollars ($20,000) and of which Two Million (2,000,000) shares shall be preferred stock with a par value of $0.001 each, amounting to an aggregate of Two Thousand Dollars ($2,000).

                  Each holder of Class B Common Stock shall have the right, at any time after May 26, 2007, to convert each share of Class B Common Stock into the number of shares of Class A Common Stock calculated by dividing the number of Class B Common Stock being converted by fifty percent (50%) of the lowest price that the Corporation had previously issued its Class A Common Stock since the Class B Common Stock were issued. By way of example only, if 100 shares of Class B Common Stock are being converted and the lowest price that the Corporation had previously issued its Class A Common Stock since the Class B Common Stock were issued is $1.00, such Class B Common Stock would be converted to 200 shares of Class A Common Stock. Every holder of the outstanding shares of the Class B Common Stock shall be entitled on each matter to cast the number of votes equal to the number of shares of Class A Common Stock that would be issued upon the conversion of the Class B Common Stock held by that holder, had all the outstanding Class B Common Stock held by that holder been converted on the record date used for purposes of determining which shareholders would vote in such an election. With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Class B Common Stock shall vote together with Class A Common Stock without regard to class, except as to those matters on which the separate class voting is required by applicable law. There shall be no cumulative voting by the shareholders. Each holder of Class B Common Stock shall receive dividends or other distributions, as declared, equal to the dividends declared on such number of shares of Class A Common Stock that would be issued upon the conversion of the Class B Common Stock, had all the outstanding Class B Common Stock been converted on the record date established for the purposes distributing any divided or other shareholder distribution.

                  The Board of Directors is authorized to issue the capital
            stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors."

      THE UNDERSIGNED, being the President and Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation, does make this amendment, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly have hereunto set his hand this 26th day of May, 2005.


                                          /s/ Frank H. Ward
                                          --------------------------------------
                                          Frank H. Ward, President and Secretary